SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)
8797 Beverly Blvd., Suite 206 Los Angeles, California (Address of Principal Executive Offices)	90048 (Zip Code)

(310) 657-4898
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

Effective March 31, 2005, Arbios Systems, Inc. (the “Company”) entered into an employment agreement with Amy Factor pursuant to which Ms. Factor was appointed as the interim Chief Executive Officer of the Company. Under the agreement, Ms. Factor will be the Chief Executive Officer of the Company until a permanent Chief Executive Officer is hired by the Company. The employment agreement is terminable by either Ms. Factor or the Company at any time upon 30 day’s prior written notice. The Company agreed to pay Ms. Factor a base salary at a monthly rate of $25,000 (which is equivalent to $300,000 on an annualized basis) and to issue to Ms. Factor five-year non-qualified stock options to purchase an aggregate of 200,000 shares of the Company’s common stock. The options are exercisable at $1.65 per share (the closing market price of the Company’s common stock on March 31, 2005). Options to purchase 80,000 shares vested on March 31, 2005, and the options for the remaining 120,000 shares will vest in monthly installments of 6,000 shares commencing on April 1, 2005. The vesting of these options will be accelerated to be immediately and fully (100%) vested when the Company hires a permanent Chief Executive Officer. If Ms. Factor terminates the employment agreement for any reason other than a breach by the Company, or if the Company terminates the agreement “for cause” (as defined in the agreement) before all of the remaining 120,000 options have vested, all unvested options will be forfeited. If the Company terminates the employment agreement for any reason other than cause, the options will thereupon immediately and fully (100%) vest.

The press release announcing to the appointment of Amy Factor as the Company’s interim Chief Executive Officer is furnished as an exhibit to this Current Report on Form 8-K.

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

Effective March 31, 2005, Thomas C. Seoh was appointed to the Board of Directors of the Company. Pursuant to the Company’s recently adopted compensation policies, Mr. Seoh was granted a seven-year non-qualified stock option to purchase an aggregate of 30,000 shares of the Company’s common stock. The options are exercisable at $1.65 per share (the closing market price of the Company’s common stock on March 31, 2005). Options to purchase 15,000 shares vested on March 31, 2005, and the options for the remaining 15,000 shares will vest on March 31, 2006. The press release announcing to the appointment of Mr. Seoh to the Company’s Board of Directors is furnished as an exhibit to this Current Report on Form 8-K.

Concurrently with engaging Ms. Factor as the Company’s interim Chief Executive Officer, on March 31, 2005 Ms. Factor also was appointed to the Company’s Board of Directors.

ITEM 9.01   Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 5, 2005 announcing to the appointment of Amy Factor as the Company’s interim Chief Executive Officer
99.2	Press Release dated April 6, 2005 announcing to the appointment of Mr. Seoh to the Company’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: April 6, 2005	By:	/s/ AMY FACTOR
Amy Factor, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 5, 2005 announcing to the appointment of Amy Factor as the Company’s interim Chief Executive Officer
99.2	Press Release dated April 6, 2005 announcing to the appointment of Mr. Seoh to the Company’s Board of Directors